UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2011

GeoPetro Resources Company

 (Exact name of registrant as specified in its charter)

California	001-16749	94-3214487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 California Street, Suite 600
San Francisco, CA  94111
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (415) 398-8186

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF THE SECURITY HOLDERS.

On August 12, 2011, GeoPetro Resources Company (the “Company”) held its 2011 Annual Meeting of Shareholders.  The Board proposed, and the shareholders approved: (i) the election of seven directors of the Company for a term of one year to expire at the Company’s next Annual Meeting of Shareholders or until such director’s successor is elected and qualified; and (ii) the ratification of the appointment of Hein & Associates, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.  The voting results with respect to each of the matters described above were as follows:

1.           The seven directors were elected based upon the following votes:

	Stuart J.	David V.	Thomas D.	David G.	Nick	Jason B.	Christopher
	Doshi	Creel	Cunningham	Anderson	DeMare	Selch	T. Czuppon

For	19,122,296	19,143,530	18,257,000	18,257,000	18,085,700	18,256,800	18,255,300

Withheld	799,890	778,656	1,665,186	1,665,186	1,836,486	1,665,386	1,666,886

Broker Non-Votes	15,842,494	15,842,494	15,842,494	15,842,494	15,842,494	15,842,494	15,842,494

2.           The appointment of Hein & Associates LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 was ratified based upon the following votes:

For:  34,928,890

Against:  804,790

Abstain:  31,000

Broker Non-Votes:  0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOPETRO RESOURCES COMPANY

Date: August 17, 2011	By:	/s/ Stuart J. Doshi
Stuart J. Doshi, President, Chief Executive Officer and Chairman